SCHEDULE 14A INFORMATION

                                 PROXY STATEMENT
                            PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant  [X]

      Filed by a Party other than the Registrant  [ ]

      Check the appropriate box:

      [ ] Preliminary Proxy Statement    [  ] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
      [X] Definitive Proxy Statement

      [ ] Definitive Additional Materials

      [ ] Solicitng Material Under Rule 14a-12

                               MOTHERS WORK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                                MOTHERS WORK(R)
                             456 NORTH FIFTH STREET
                        PHILADELPHIA, PENNSYLVANIA 19123

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 18, 2001

                               ------------------

To the Stockholders of Mothers Work, Inc.:

     The Annual Meeting of Stockholders of Mothers Work, Inc., a Delaware corporation (the "Company") will be held at 9:00 a.m., local time, on January 18, 2001 at the Company's corporate headquarters, 456 North Fifth Street, Philadelphia, Pennsylvania 19123, for the following purposes:

     1.   To elect two directors of the Company;

     2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending September 30, 2001;

     3. To approve the amendment to the Company's 1987 Stock Option Plan, as amended and restated (the "Restated Stock Option Plan"), which would authorize the Company to grant options to purchase up to an additional 250,000 shares, or a total of 1,475,000 shares of Common Stock; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of the Common Stock at the close of business on December 12, 2000 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

                                              By Order of the Board of Directors



                                              /s/ Dan W. Matthias
                                              ----------------------------------
                                                  Dan W. Matthias
                                                  CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

December 15, 2000

                                 MOTHERS WORK(R)
                             456 NORTH FIFTH STREET
                        PHILADELPHIA, PENNSYLVANIA 19123

                              --------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                                JANUARY 18, 2001

                              --------------------


     This Proxy Statement, which is first being mailed to stockholders on approximately December 15, 2000, is furnished in connection with the solicitation by the Board of Directors of Mothers Work, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at 9:00 a.m. on January 18, 2001 at the Company's corporate headquarters, 456 North Fifth Street, Philadelphia, Pennsylvania, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares of the Company's Common Stock (the "Common Stock") represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of the Common Stock represented thereby will be voted for the election of the nominees for director named below, for the ratification of the appointment of Arthur Andersen LLP as independent auditors, and in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the Annual Meeting.

                                     VOTING

       Holders of record of the Common Stock on December 12, 2000 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 3,453,750 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on the election of the nominee for director and on any other matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast and votes may be cast in favor of or withheld from each director nominee. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect thereon. Abstentions and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of directors will have the same effect as votes against the proposal, because approval requires a vote in favor of the proposal by a majority of the shares entitled to vote, present in person or represented by proxy. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card, are not considered to be shares "entitled to vote" (other than for quorum purposes), and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

     The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Company's Board of Directors is divided into three classes, with staggered three-year terms. Currently, the Board has seven members. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for Messrs. Dan W. Matthias and Elam M. Hitchner, III, for terms expiring at the Annual Meeting of Stockholders to be held following fiscal 2003 (the "2004 Annual Meeting"). If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

     The following biographical information is furnished as to each nominee for election as a director and each of the current directors:


        NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A THREE-YEAR
                      TERM EXPIRING AT 2004 ANNUAL MEETING

     Dan W. Matthias, 57, joined the Company on a full-time basis in 1982 and has served as Chairman of the Board since its inception. Since January 1993, Mr. Matthias has been the Company's Chief Executive Officer. He had previously been involved in the computer and electronics industry, serving as a director of Zilog, Inc. and serving as the President of a division of a subsidiary of Exxon Corporation.

     Elam M. Hitchner, III, 54, became a director of the Company in January 1994. Mr. Hitchner is a general partner of Meridian Venture Partners and Meridian Venture Partners II, venture capital firms located in Radnor, Pennsylvania until December 31, 2000. From May 1992 until June 1999, Mr. Hitchner was a partner at the law firm of Pepper Hamilton LLP, Philadelphia, Pennsylvania, which provides legal services to the Company. Effective January 1, 2001, Mr. Hitchner will return to Pepper Hamilton LLP as a partner. See "Certain Transactions."


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                      TERM EXPIRING AT 2003 ANNUAL MEETING

     Stanley C. Tuttleman, 81, became a director on January 20, 2000. He has been the President and Chief Executive Officer of Tuttson Capital Corp., a financial services corporation, since 1983. Mr. Tuttleman also serves as Chief Executive Officer and Chairman of Telepartners, Inc., a wireless program company.

     William A. Schwartz, Jr., 61, became a director of the Company on August 28, 1998. Mr. Schwartz is President and Chief Executive Officer of U.S. Vision, a retailer of optical products and services, a position which he has held since 1995. Mr. Schwartz currently is a director of U.S. Vision and Commerce Bankcorp.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                      TERM EXPIRING AT 2002 ANNUAL MEETING

     Rebecca C. Matthias, 47, founded the Company in 1982 and has served as a director of the Company and its President since its inception. Since January 1993, Ms. Matthias has served as the Company's Chief Operating Officer. Prior to 1982, she was a construction engineer for the Gilbane Building Company. Ms. Matthias also serves as a member of the Board of Trustees of Drexel University.

     Verna K. Gibson, 58, became a director of the Company in May 1992. Ms. Gibson is currently the president of Outlook Consulting Int., Inc. From December 1994 to July 1996, Ms. Gibson was the Chairman of the Board of Petrie Retail, Inc. On October 12, 1995, Petrie Retail, Inc. filed a petition under Chapter 11 of the Bankruptcy Code. Ms. Gibson is also currently a partner of Retail Options, Inc., a New York based retail consulting firm, which was formed in 1993. Ms. Gibson is a past director of the Cleveland Federal Reserve Board and serves on the Boards of Directors of Today's Man, Inc., Chicos Fas, Inc., and Dekor, Inc.

     Joseph A. Goldblum, 51, has been a director of the Company since 1989. Mr. Goldblum has been President of G-II Equity Investors, Inc. a general partner of G-II Family Partnership L.P. since May 1989. He was also Of Counsel with the law firm of Goldblum & Hess from May 1989 to December 1996.

     Other than the husband and wife relationship between Dan and Rebecca Matthias, there are no family relationships among any of the other directors of the Company.


                           COMMITTEES AND MEETINGS OF
                             THE BOARD OF DIRECTORS

     During the fiscal year ended September 30, 2000, the Board of Directors held five meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

     During the fiscal year ended September 30, 2000, the Audit Committee, which consists of Mr. Hitchner, Chairman, Mr. Schwartz and Mr. Tuttleman, held four meetings. Each member of the Audit Committee is considered an "independent director" under NASD's rules. The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting control and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent accountants. On June 14, 2000, the Board and the Audit Committee unanimously adopted the Audit Committee Charter outlining the responsibilities and duties of the Audit Committee. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement.

     During the fiscal year ended September 30, 2000, the Compensation Committee, which consists of Mr. Goldblum, Chairman, Mr. Matthias and Ms. Gibson, held three meetings. The Compensation Committee considers recommendations of the Company's management regarding compensation, bonuses and fringe benefits of the executive officers of the Company, and determines whether the recommendations of management are consistent with general policies, practices, and compensation scales established by the Board of Directors. A subcommittee (Ms. Gibson and Mr. Goldblum) of the Compensation Committee considers management's proposals regarding stock option grants and their consistency with policies established by the Board of Directors, and, in general, administers the Company's Restated Stock Option Plan.

     During the fiscal year ended September 30, 2000, the Nominating Committee, which consists of Mr. Matthias, Chairman, Mr. Goldblum and Mr. Hitchner, held one meeting. The Nominating Committee functions include establishing the criteria for selecting candidates for nomination to the Board of Directors; actively seeking candidates who meet those criteria; and making recommendations to the Board of Directors of nominees to fill vacancies on, or as additions to, the Board of Directors. The Nominating Committee will consider nominees for election to the Board of Directors that are recommended by stockholders provided that a complete description of the nominees' qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of the Chairman of the Board of Directors, and should not include self-nominations.


                            COMPENSATION OF DIRECTORS

     The Company pays each director, other than the Matthiases, a retainer of $3,000 per quarter. In addition, each director is paid $1,500 for each Board meeting, and $500 for each Committee meeting, attended by such director in person. Upon conclusion of each Annual Meeting of Stockholders, the Company grants each director other than the Matthiases options to purchase 2,000 shares of the Common Stock pursuant to the Company's 1994 Director Stock Option Plan.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

     Michael F. Devine, III, the Company's Chief Financial Officer and Vice President - Finance, filed two Forms 4 late and each of Donald W. Ochs, the Company's Senior Vice President - Operations and director Stanley C. Tuttleman filed a Form 4 late. Other than as specified above, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of Reporting Persons that no other reports were required with respect to fiscal 2000, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has:

          - Reviewed and discussed the audited financial statements with management;

          - Discussed with Arthur Andersen LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61;

          - Received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and has discussed with Arthur Andersen LLP its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000.

                                           THE AUDIT COMMITTEE

                                           Elam M. Hitchner, III, Chairman
                                           William A. Schwartz, Jr.
                                           Stanley C. Tuttleman


The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:


                                     GENERAL

     The Compensation Committee of the Board of Directors consists of Joseph A. Goldblum, Chairman, Dan W. Matthias(1), and Verna Gibson. Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's senior management with those of its stockholders. Annual base salary and longer term incentive compensation provide an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the stockholders.

     The Company's executive compensation program consists of two key elements:
(1) an annual component, i.e., base salary and annual bonus and (2) a long-term component, i.e., stock options. Executive compensation levels are determined in connection with a review of compensation levels at comparable publicly held companies. The Compensation Committee has determined that a compensation package that contains long-term stock based incentives is appropriate for the Company's goals of sustainable growth and enhanced shareholder value.

     Based on this philosophy, a meaningful portion of the senior executives' annual bonus and stock options is designed to be linked to the increase of the Company's earnings per share ("EPS") over the prior fiscal year. This will lead to the creation of value for the Company's stockholders in both the short and long term. Under this pay-for-performance orientation:

o executives are motivated to improve the overall performance and profitability of the Company; and

o accountability is further encouraged through the adjustment of salaries and incentive awards on the basis of each executive's individual performance, potential and contribution.

     The policies with respect to each element of the compensation package, as well as the basis for determining the compensation of the Chief Executive Officer and President, Dan and Rebecca Matthias, respectively, are described below.

1.   ANNUAL COMPONENT: BASE SALARY AND ANNUAL BONUS

     BASE SALARY: Base salary represents compensation for discharging job responsibilities and reflects the executive officer's performance over time. Peer salaries for comparable positions are used as reference points in setting salary opportunities for executive officers. The Company's overall goal is to approximate the median salaries paid by the peer group assuming comparability of such factors as position, responsibilities and tenure.

     Individual salary adjustments take into account the Company's salary increase guidelines for the year and individual performance contributions for the year, as well as sustained performance contributions over a number of years

--------------------

(1) Dan Matthias, Chairman of the Board and Chief Executive Officer, abstains from voting on issues pertaining to his personal compensation and Rebecca Matthias' compensation.

and significant changes in responsibilities, if any. The assessment of individual performance contributions is subjective and does not reflect the Company's performance.

     ANNUAL BONUS: Annual bonuses are generally based on the Company's performance and management's performance against specified goals established by senior management and the Compensation Committee. The annual bonuses for the Chief Executive Officer and President are based on performance against their goals and the Company's EPS. Notwithstanding the foregoing, the Compensation Committee has the discretion to increase the annual bonus in any given year to take into account what it deems to be extraordinary events.

2.   LONG-TERM COMPONENT: STOCK OPTIONS

     To align stockholder and executive officer interests, the long-term component of the Company's executive compensation program uses grants whose value is related to the value of the Common Stock. Stock options are granted to reinforce the importance of improving stockholder value over the long-term, and to encourage and facilitate the executive's stock ownership. Under the Restated Stock Option Plan, options to purchase Common Stock are available for grant to directors, officers and other key employees of the Company. Stock options are granted at 100% of the fair market value of the Common Stock on the date of the grant to ensure that the executives can only be rewarded for appreciation in the price of the Common Stock when the Company's stockholders are similarly benefited. Stock options are exercisable up to ten years from the date granted. The stock options generally vest over a five year period, although some stock options vest immediately. While all executives are eligible to receive stock options, participation in each annual grant, as well as the size of the grant each participating executive receives, is contingent on the increase in the EPS over the prior fiscal year. Notwithstanding the foregoing, the Compensation Committee has the discretion to increase the annual grant of options in any given year to take into account what it deems to be extraordinary events.

               CHIEF EXECUTIVE OFFICER AND PRESIDENT COMPENSATION

     In fiscal 2000, the annual base salary for Dan W. Matthias, Chairman of the Board and Chief Executive Officer, and Rebecca C. Matthias, President and Chief Operating Officer, increased from $350,000 to $377,493 and $376,265, respectively. The fiscal 2000 base salary is comparable with the salaries of senior management of publicly-held companies of comparable size in the retail clothing industry.

     The Matthiases' compensation package as set forth in their respective employment agreements consists of two elements: (1) an annual component consisting of base salary and cash bonus and (2) a long-term component consisting of stock options. It is the practice of the Committee to meet with senior management at the beginning of each fiscal year and agree upon priority goals for that year. Management's performance can then be measured against attainment of such goals. The goals for fiscal 2000 contained criteria such as meeting certain financial goals and further development of the senior management team. Based on the financial performance of the Company, each of the Matthiases was entitled to a significant bonus which was paid in fiscal 2001. The Board ratified the Committee's recommendations regarding the fiscal 2000 compensation of each of the Matthiases at its meeting in November 16, 2000.


                                                  THE COMPENSATION COMMITTEE

                                                  Joseph A. Goldblum, Chairman
                                                  Dan W. Matthias
                                                  Verna K. Gibson

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the fiscal years ended September 30, 1998, 1999 and 2000 certain compensation information with respect to the Company's Chief Executive Officer and the other Company officers named therein.



                                         ANNUAL COMPENSATION                         LONG-TERM COMPENSATION AWARDS
                                 ------------------------------------    ---------------------------------------------------
                                                                                      SECURITIES
                                                                                      UNDER-
                                                         OTHER           RESTRICTED   LYING                       ALL OTHER
                          FISCAL                         ANNUAL          STOCK        OPTIONS/       LTIP         COMPEN-
NAME AND                  YEAR      SALARY    BONUS      COMPENSATION    AWARD(S)     SARS           PAYOUTS      SATION
PRINCIPAL POSITION(a)     (b)       ($)(c)    ($)(d)     ($)(e)          ($)(f)       (#)(g)         ($)(h)       ($)(i)
------------------------  ------    -------   -------    ------------    ----------   -----------    -------      ----------
Dan W. Matthias........    2000     377,493   210,000    --              --               --         --           --
   Chairman and            1999     350,000        --    --              --           25,000         --           --
   Chief Executive         1998     325,000    85,000    --              --           25,000         --           --
   Officer

Rebecca C. Matthias....    2000     376,265   210,000    --              --               --         --           --
   President and Chief     1999     350,000        --    --              --           25,000         --           --
   Operating Officer       1998     325,000    85,000    --              --           25,000         --           --

Michael F. Devine III..    2000     160,583   130,460    --              --           30,000         --           --
   Vice President--        1999*                   --    --              --               --         --           --
   Finance and Chief       1998*         --        --    --              --               --         --           --
   Financial Officer
                                         --
Donald W. Ochs.........    2000     340,806   212,338    --              --               --         --           --
   Senior Vice             1999     323,333        --    --              --            5,000         --           --
   President--Operations   1998     302,500    40,000    --              --            5,000         --           --

Vana Longwell..........    2000     308,974   210,050    --              --               --         --           --
   Senior Vice             1999     266,666        --    --              --            5,000         --           --
   President--             1998     217,750    40,000    --              --            7,000         --           --
   Merchandising

-------------------
*/       Mr. Devine joined the Company in February 2000.
-

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

     Under the Restated Stock Option Plan, options to purchase Common Stock are available for grant to directors, officers and other key employees of the Company. Options are also available for grant to directors under the Company's 1994 Director Stock Option Plan. The following table sets forth certain information regarding options for the purchase of Common Stock that were awarded to the Company's Chief Executive Officer and the other named Company officers during fiscal 2000.

              OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 2000

                                                                                                    POTENTIAL REALIZABLE GAIN
                         NUMBER OF                                                                 AT ASSUMED ANNUAL RATES OF
                        SECURITIES      PERCENT OF TOTAL                                             STOCK APPRECIATION FOR
                        UNDERLYING       OPTIONS GRANTED                                            OPTION TERMS COMPOUNDED
                          OPTIONS        TO EMPLOYEES IN    EXERCISE OR BASE                                ANNUALLY
NAME                    GRANTED (#)        FISCAL YEAR        PRICE ($/Sh)      EXPIRATION DATE         5%            10%
------------------      -----------     ----------------    ----------------    ---------------    -----------    ----------
Dan W. Matthias            --                  --                 $--               --                $--           $--
Rebecca C. Matthias        --                  --                 $--               --                $--           $--
Michael F. Devine, III     30,000(1)           18.9%              $12.06            1/21/2010         $108,453      $387,053
Donald W. Ochs             --                  --                 $--               --                $--           $--
Vana Longwell              --                  --                 $--               --                $--           $--

-----------------

(1) These options become exercisable as to 20% of the shares granted on January 21, 2001 and will become exercisable as to an additional 20% of such shares on January 21 of each successive year, with full vesting occurring on January 21, 2005. These options were granted under the Restated Stock Option Plan and have a term of 10 years, subject to earlier termination in certain circumstances related to termination of employment.


                   AGGREGATED OPTION EXERCISES IN FISCAL YEAR
         ENDED SEPTEMBER 30, 2000 AND FISCAL YEAR 2000-END OPTION VALUES

     The following table sets forth certain information regarding options for the purchase of the Common Stock that were exercised and/or held by the Company's Chief Executive Officer and the other named Company officers therein:

                                                                                                            VALUE OF UNEXERCISED
                                                                  NUMBER OF SECURITIES UNDERLYING           IN-THE-MONEY OPTIONS
                                 SHARES ACQUIRED       VALUE       UNEXERCISED OPTIONS AT FY-END                AT FY-END ($)
NAME                             ON EXERCISE (#)   REALIZED ($)   (#) EXERCISABLE/UNEXERCISABLE           EXERCISABLE/UNEXERCISABLE
----                             ---------------   ------------   -------------------------------        --------------------------
Dan W. Matthias                         --               --                  135,905/--                        28,375/--

Rebecca C. Matthias                     --               --                  135,905/--                        28,375/--

Michael F. Devine, III                  --               --                  --/30,000                          -- / --

Donald W. Ochs                          --               --                26,200/15,800                      3,765/7,223

Vana Longwell                           --               --                30,800/12,200                      5,019/9,104

STOCK PRICE PERFORMANCE GRAPH

         The graph below compares the Company's cumulative total stockholder return on the Common Stock for the period September 30, 1995 to September 30, 2000, with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard and Poor's Retail Stores Composite Index. The comparison assumes $100 was invested on September 30, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                           Total Shareholder Returns

                                    [Graph]

                     Mothers Work, Inc.      S&P 500 Index           Retail Composite
September 30, 1995      $100.00                 $100.00                 $100.00

September 30, 1996      $ 83.08                 $117.61                 $117.37

September 30, 1997      $ 81.54                 $162.09                 $152.94

September 30, 1998      $ 66.15                 $174.02                 $187.10

September 30, 1999      $ 48.46                 $219.49                 $251.00

September 30, 2000      $ 59.23                 $245.81                 $246.91


EMPLOYMENT AGREEMENTS

The Company is a party to written employment agreements with both Dan and Rebecca Matthias (the "Employment Agreements") which expire on September 30, 2003, unless earlier terminated pursuant to the terms of the Employment Agreements. The term of each Employment Agreement automatically extends for successive one year periods extending the expiration date into the third year after the extension, unless either the Company or the executive gives written notice to the other party that the term will not so extend. Under the Employment Agreements, the Company has agreed to nominate the Matthias' as directors and to use its best efforts to cause them to be elected as directors. The base salary of each executive for fiscal 2001 is $400,000 per year, and the base salary will increase each year during the term in an amount determined by the Compensation Committee of the Board of Directors, but in any event no less than the rate of inflation. For each year commencing with fiscal 2001, each executive will be entitled to a cash bonus of up to 100% of base salary based on a formula relating to the percentage increase of EPS before extraordinary items for the year over the highest EPS before extraordinary items for any prior year, with the maximum bonus payable at a 50% percentage increase. In addition, following each fiscal year, each executive will be granted up to 60,000 immediately-vested stock options based on a similar formula, with the maximum number of options to be granted at a 35% percentage increase. The Compensation Committee retains the discretion to increase the executives' bonuses and to grant additional options if such Committee deems it to be appropriate.

         The Employment Agreements provide that for one year following the termination of employment of either executive (other than for "good reason" or upon a "change of control" of the Company, as such terms are defined in the Employment Agreements) the executive shall not compete with the Company or solicit the Company's suppliers or employees. If the employment of either executive is terminated by the Company without cause or by the executive for good reason or following a change of control, (i) the executive is entitled to receive a lump sum severance payment equal to three years of base salary and the maximum amount of cash and option bonus compensation and fringe benefits which would have been paid or made available to the executive during the three years following such termination, (ii) all stock options held by the terminated executive will become immediately vested, and the executive may require the Company to repurchase all such stock options at a price equal to the excess of the closing price of the Common Stock over the exercise price of the options, and (iii) the executive is entitled to cause the Company to register all shares owned by the executive under the Securities Act of 1933, as amended, to the extent they are not then registered, and the executive may additionally include his or her shares in future registrations filed by the Company. In the event of a termination by the Company for cause or by the executive without good reason, the executive will not be entitled to any further base salary or bonus compensation, and all unvested options then held by the executive will be automatically canceled. In the event of a termination by the Company because of a disability, the executive shall continue to receive base salary and cash bonus and option compensation and fringe benefits during the three years following such termination, at 50% of the levels the executive would have received if the executive's employment had been terminated by the Company without cause, as described above, less any payments received by the executive under any long-term disability or life insurance provided by the Company.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of December 8, 2000, except as otherwise noted, with respect to the beneficial ownership of shares of the Common Stock by each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each director or nominee for director, by each of the officers named on the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power.

NAME AND ADDRESS                  AMOUNT AND NATURE OF                 PERCENT
OF BENEFICIAL OWNER (a)           BENEFICIAL OWNERSHIP                OF CLASS
-----------------------           --------------------                --------

Dan W. and Rebecca C. Matthias          883,730 (b)                    25.6%

Michael F. Devine, III                    6,100 (c)                       *

Verna K. Gibson                          55,945 (d)                     1.6%

Joseph A. Goldblum                      164,924 (e)                     4.8%

Elam M. Hitchner, III                    56,500 (f)                     1.6%

Vana Longwell                            35,800 (g)                     1.0%

Donald W. Ochs                           47,600 (h)                     1.4%

William A. Schwartz, Jr.                  6,000 (i)                       *

Stanley C. Tuttleman                     29,000 (j)                       *

Dimensional Fund Advisors, Inc.         284,400 (k)                     8.2%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

FMR Corp.                               294,100 (l)                     8.5%
82 Devonshire Street
Boston, MA 02109

Foremark Investments, Ltd.              217,365 (m)                     6.3%
c/o Madeline Wong
21 South End Avenue,
Penthouse 1C
New York, NY 10280

Massachusetts Financial                 192,000 (n)                     5.6%
Services Company
500 Boylston Street
Boston, MA  02116

MVP Distribution Partners               374,645 (o)                    10.9%
259 Radnor-Chester Rd.
Radnor, PA  19087

Oakmont Capital, Inc.                   259,000 (p)                     7.5%
112 St. Clair Avenue West
Suite 504
Ontario, Canada M4V 2Y3

All directors and                     1,285,599 (q)                    37.2%
officers as a group
(10 persons)

-----------------------------

*    Less than 1% of the outstanding Common Stock.

(a) Except as otherwise indicated, the address of each person named in the table is: c/o Mothers Work, Inc., 456 North Fifth Street, Philadelphia, Pennsylvania 19123.

(b) Includes 195,905 shares and 195,905 shares, respectively, purchasable upon exercise of stock options by Dan and Rebecca Matthias (or a total of 391,810 shares). Except for the shares purchasable upon exercise of stock options, Dan and Rebecca Matthias are husband and wife and beneficially own the shares indicated jointly.

(c)  Includes 6,000 shares purchasable upon the exercise of stock options.

(d) Includes 16,000 shares purchasable upon exercise of stock options (including 2,000 shares expected to be granted under the Company's 1994 Director Stock Option Plan upon completion of the 2001 Annual Meeting).

(e) Includes 53,010 shares owned by G-II Family Partnership L.P. Mr. Goldblum is general partner of G-II Family Partnership L.P. and may be deemed to be a beneficial owner of such shares. Also includes 16,000 shares purchasable upon exercise of stock options (including 2,000 shares expected to be granted under the Company's 1994 Director Stock Option Plan upon completion of the 2001 Annual Meeting); 26,700 shares held as custodian or in trust for members of Mr. Goldblum's family; and 23,370 shares held by Mr. Goldblum as custodian for the benefit of three of the Matthias' children.

(f) Includes 16,000 shares purchasable upon exercise of stock options (including 2,000 shares expected to be granted under the Company's 1994 Director Stock Option Plan upon completion of the 2001 Annual Meeting, subject to Mr. Hitchner's re-election as a director).

(g)  Includes 35,600 shares purchasable upon exercise of stock options.

(h)  Includes 34,600 shares purchasable upon exercise of stock options.

(i) All shares purchasable upon exercise of stock options (includes 2,000 shares expected to be granted under the Company's 1994 Director Stock Option Plan upon completion of the 2001 Annual Meeting).

(j) Includes 4,000 shares purchasable upon exercise of stock options (including 2,000 shares expected to be granted under the Company's 1994 Director Stock Option Plan upon completion of the 2001 Annual Meeting).

(k) Based on information provided by Dimensional Fund Advisors, Inc. ("Dimensional") as of September 30, 1999, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 284,400 shares of the Company's Common Stock as of September 30, 2000. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(l) Based on information provided by FMR Corp. ("FMR"), as of November 21, 2000, FMR owns 294,100 shares or 8.64% of the issued and outstanding shares of Common Stock of Mothers Work. FMR Corp., on behalf of its direct subsidiary Fidelity Management & Research Company ("Fidelity") is the beneficial owner of 294,100 common shares. Fidelity carries out the voting of shares under written guidelines by the fund's Board of Trustees.

(m) Information is based on the Schedule 13G filed with the Securities and Exchange Commission on December 2, 1998. Foremark Investments Ltd. ("Foremark") is the record owner of all of the shares; Madeline Wong is the owner of all of the voting and equity securities of Foremark. Such shares do not include 42,000 shares owned by John Charlton, the husband of Madeline Wong.

(n) Information is based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2000. These shares are held for investment purposes by MFS Emerging Growth Fund (a series of MFS Series Trust II) and other accounts for which MFS serves as investment adviser.

(o) Information is based on the Schedule 13G filed with the Securities and Exchange Commission on May 3, 1999.

(p) Based on the Schedule 13D/A filed with the Securities and Exchange Commission on November 19, 1998, all of such shares may be deemed to be beneficially owned by Oakmont Capital, Inc. ("Oakmont"). Oakmont is a part of a group (the "Group") which also includes E.J.K. Real Estate Services Limited, Inc. ("EJK") and 1272562 Ontario, Inc. ("1272562"), Gregory P. Hannon and Terence M. Kavanagh. Oakmont has sole voting power and sole dispositive power with respect to 173,800 of such shares. EJK and 127652 each own 50 percent of the voting stock of Oakmont and have shared voting power and shared dispositive power with respect to the shares owned by Oakmont. Mr. Kavanagh owns all of the capital stock in EJK, and Mr. Hannon owns all of the capital stock of 1272562. EJK, 1272562, Mr. Kavanagh, and Mr. Hannon also have sole voting power and sole dispositive power as to shares not directly owned by Oakmont.

(q) Includes the following number of shares owned by affiliates of the following directors, which may be deemed to be beneficially owned by the directors: Joseph A. Goldblum - 53,010. Also includes the following number of shares purchasable upon the exercise of stock options owned (or which may be deemed to be owned) by the following persons: Verna K. Gibson - 16,000, Joseph A. Goldblum - 16,000, Elam M. Hitchner, III - 16,000, Dan W. Matthias - 195,905, Rebecca C. Matthias - 195,905, Michael F. Devine, III - 6,000, William A. Schwartz, Jr. - 6,000, Stanley C. Tuttleman - 4,000, Donald W. Ochs - 34,600 and Vana Longwell - 35,600.

                              CERTAIN TRANSACTIONS

     Elam M. Hitchner, III has been re-elected to partnership at Pepper Hamilton LLP, provides legal services to the Company effective January 1, 2001. In addition, Verna K. Gibson receives $10,000 a month from the Company in consulting fees.

                                 RATIFICATION OF
                             APPOINTMENT OF AUDITORS
                                  (PROPOSAL 2)


     The Board of Directors has selected Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2001 and recommends that the stockholders ratify such selection. This appointment will be submitted to the stockholders for ratification at the Annual Meeting.

     The submission of the appointment of Arthur Andersen is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Arthur Andersen shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

     A representative of Arthur Andersen is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING SEPTEMBER 30, 2001.

                     APPROVAL OF AMENDMENT OF THE COMPANY'S
                           RESTATED STOCK OPTION PLAN
                                  (PROPOSAL 3)

     At the 2001 Annual Meeting, the stockholders will be asked to approve an amendment (the "Option Plan Amendment") to the Mothers Work, Inc. Stock Option Plan, as Amended and Restated (the "Restated Option Plan" or the "Plan"). Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common Stock present or represented and entitled to vote at the 2001 Annual Meeting. On or before January 18, 2001, the Board expects to adopt the Option Plan Amendment, subject to stockholder approval as described herein. If approved, the Option Plan Amendment will increase the number of shares of Common Stock available for issuance upon the exercise of options granted under the Restated Option Plan from 1,225,000 to 1,475,000. The terms of the Restated Option Plan and information regarding options granted thereunder are summarized below.

     Adoption of the Option Plan Amendment will only amend the Restated Option Plan by increasing the number of shares of Common Stock available for option grants by 250,000. At September 30, 2000, options to purchase 901,832 shares of Common Stock were granted and outstanding under the Restated Option Plan, leaving a balance of 323,168 additional shares of Common Stock which could be subject to options granted under such Plan. The Board believes that increasing the number of stock options available for grant under such Plan to 1,475,000 (leaving options to purchase 573,168 shares of Common Stock available for future grants) is advisable because such awards reinforce the importance of improving stockholder value over the long-term, encourage and facilitate executives stock ownership, thereby promoting interest in the welfare of the Company by allowing them to share in the success of the Company and encouraging them to remain in the service of the Company.

SUMMARY OF THE RESTATED OPTION PLAN

     The Restated Option Plan provides for the grant to selected employees and consultants of the Company and its Subsidiary who contribute to the development and success of the Company and its Subsidiary of both "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and options that are non-qualified for federal income tax purposes ("NQSOs"); provided, however, that consultants are eligible for the grant of NQSOs only. The total number of shares of Common Stock for which options may be granted pursuant to the Restated Option Plan after giving effect to the Option Plan Amendment will be 1,475,000, of which 573,168 will be available for future grants, subject to certain adjustments reflecting changes in the Company's capitalization. As of December 8, 2000, the Company had approximately 2,300 employees eligible to receive options.

     The Restated Option Plan is administered by a subcommittee of the Compensation Committee of the Board (the "Committee"), which is comprised of directors who are not also employees of the Company (Ms. Gibson and Mr. Goldblum). The Committee determines, among other things, which employees will receive options under the Plan; the time when options will be granted; the type of option (ISO or NQSO, or both) to be granted, the number of shares subject to each option, the time or times when the options will become exercisable and expire, and, subject to certain conditions discussed below, the option price and duration of the option. The exercise price of the options granted under the Restated Option Plan is determined by the Board of Directors, but may not be less than the fair market value per share of the Common Stock on the date the option is granted. The Compensation Committee also determines the method of payment for the exercise of options under the Plan, which may consist entirely of cash, check, promissory notes or Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price. The market value of the shares of Common Stock underlying the outstanding options as of September 30, 2000 was $7,778,301.

     There are no federal income tax consequences to the Company on the grant or exercise of an ISO. However, if an employee disposes of stock acquired through the exercise of an ISO within one year after the date such stock is acquired or within two years after the grant of the ISO (a "Disqualifying Disposition"), the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of such stock on the date it is acquired and the exercise price of the ISO. There will be no tax consequences to the Company if an ISO lapses before exercise or is forfeited. The grant of a NQSO will have no immediate tax consequences to the Company. Upon the exercise of a NQSO by an employee or consultant, the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the share acquired through exercise of the NQSO and the exercise price of the NQSO. There will be no tax consequences to the Company if a NQSO lapses before exercise or is forfeited.

     An employee who receives an ISO will not be subject to federal income tax on the grant or exercise of the ISO; however, the difference between the option price and the fair market value of the Common Stock received on the exercise of the ISO ("ISO Stock") will be an adjustment for purposes of the alternative minimum tax. Upon the exercise of an ISO, an employee will have a basis in the ISO Stock received equal to the amount paid. Generally, an employee will be subject to capital gain or loss upon the sale of ISO Stock equal to the difference between the amount received for the stock and the employee's basis in such. The gain or loss will be long- or short-term, depending on the length of time the ISO Stock was held prior to disposition. There will be no tax consequences to an employee if an ISO lapses before exercise or is forfeited.

     In the event of a Disqualifying Disposition, an employee will be required to recognize (1) taxable ordinary income in an amount equal to the difference between the fair market value of the ISO Stock on the date of exercise of the ISO and the exercise price; and (2) capital gain or loss (long- or short-term, as the case may be) in an amount equal to the difference between (a) the amount realized by the employee upon the Disqualifying Disposition and (b) the exercise price paid by the employee for the stock, increased by the amount of ordinary income recognized by the employee, if any. If the disposition generates an allowable loss (e.g., a sale to an unrelated party not within 30 days of purchase of Common Stock), then the amount required to be recognized by the employee as ordinary income will be limited to the excess, if any, of the amount realized on the sale over the basis of the stock.

     The grant of a NQSO will have no immediate tax consequences to an employee. The exercise of a NQSO will require an employee or consultant to include in gross income the amount by which the fair market value of the acquired shares exceeds the exercise price on the exercise date. The Company will be required to withhold income and employment taxes from an employee's wages on account of this income. The employee's or consultant's basis in the acquired shares will be their fair market value on the date of exercise. Upon a subsequent sale of such shares, the employee or consultant will recognize capital gain or loss equal to the difference between the sales price and the basis in the stock. The capital gain or loss will be long- or short-term, depending on whether the employee has held the shares for more than one year. There will be no tax consequences to an employee or consultant if a NQSO lapses before exercise or is forfeited.

     The Restated Option Plan allows an employee to pay an exercise price in cash or shares of the Company's Common Stock. If the employee pays with shares of the Company's Common Stock that are already owned, the basis of the newly acquired ISO Stock will depend on the tax character and number of shares of the previously owned stock used as payment. If an employee pays with shares acquired upon other than the exercise of an ISO ("non-ISO Stock"), the transaction will be tax-free to the extent that the number of shares received does not exceed the number of shares of non-ISO Stock paid. The basis of the number of shares of newly acquired ISO Stock which does not exceed the number of shares of non-ISO Stock paid will be equal to the basis of the shares paid. The employee's holding period with respect to such shares will include the holding period of the shares of non-ISO Stock paid. To the extent that the employee receives more new shares than shares surrendered, the "excess" shares of ISO Stock will take a zero basis. If an employee exercises an ISO by using stock that is previously acquired ISO Stock, however, certain special rules apply. If the employee has not held the previously acquired ISO Stock for at least two years from the date of grant of the related ISO and one year from the date the employee acquired the previously acquired ISO Stock, the use of such ISO Stock to pay the exercise price will constitute a Disqualifying Disposition and subject the employee to income tax with respect to the ISO Stock as described above. In such circumstances, the basis of the newly acquired ISO Stock will be equal to the fair market value of the previously acquired ISO Stock used as payment.

     If an employee or consultant uses previously owned Common Stock as payment for the exercise price of a NQSO, to the extent the employee or consultant surrenders the same number of shares received, the exchange will be tax-free and the new shares will have a basis equal to that of the shares surrendered. The holding period for the new shares will include the period the employee or consultant held the surrendered shares. To the extent the employee or consultant receives more new shares than shares surrendered, the excess shares will be treated as having been acquired for no consideration and the fair market value of such excess shares will be includible in the employee's income as compensation. The basis of the excess shares is their fair market value at the time of receipt. If the previously owned shares consist of ISO Stock for which the holding requirements were not met such that their use as payment of the exercise price constituted a Disqualifying Disposition, the employee will have the income tax consequences described above.

     The Board of Directors has authority to suspend, terminate or discontinue the Restated Option Plan or revise or amend it in any manner with respect to options granted after the date of revision. No such revision, however, will be permitted to change the aggregate number of shares subject to the Plan, change the designation of employees eligible thereunder, or decrease the price at which options may be granted without the approval of the Company's stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3 TO APPROVE THE AMENDMENT TO THE RESTATED OPTION PLAN.


                                 OTHER BUSINESS

     Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.


                                  ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2000 accompanies this Proxy Statement.

                              STOCKHOLDER PROPOSALS

     In order for a shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2002, the proposal must be received by the Company at its principal executive offices not later than August 17, 2001. In addition, in the event that the Company receives notice of a stockholder proposal not intended for inclusion in the Company's proxy statement at the Company's principal executive offices not later than October 31, 2001, then so long as the Company includes in its proxy statement for that Meeting the advice on the nature of the proposal and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC's rules governing shareholder proposals.

                                ----------------


     THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000. REQUESTS SHOULD BE DIRECTED TO MOTHERS WORK, INC., 456 NORTH FIFTH STREET, PHILADELPHIA, PENNSYLVANIA 19123.

                       By Order of the Board of Directors


                       /s/ Dan W. Matthias
                       -----------------------------------
                           Dan W. Matthias
                           CHAIRMAN OF THE BOARD AND
                           CHIEF EXECUTIVE OFFICER

Date:  December 15, 2000
Philadelphia, Pennsylvania

                                                                      APPENDIX A

                                 CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                               MOTHERS WORK, INC.


                                    ARTICLE I
                                     PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Mothers Work, Inc. (the "Company") in undertaking and fulfilling its oversight responsibilities in connection with:
(a) reviewing the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitoring the integrity of such financial reports; (b) reviewing the Company's systems of internal controls established by management for finance, accounting, legal compliance and ethics that management and the Board have established; (c) reviewing the Company's, accounting and financial reporting processes generally; (d) monitoring compliance with legal regulatory requirements; (e) monitoring the independence and performance of the Company's independent public accountants; and (f) providing effective communication between the Board and the Company's independent public accountants.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full power to retain special legal, accounting or other consultants to advise the Committee.

                                   ARTICLE II
                               MEMBERSHIP AND TERM

     (a) MEMBERSHIP. The Committee shall be comprised of at least three members of the Board, and the Committee's composition shall meet the following listing requirements of The Nasdaq Stock Market's National Market.

          1. Each member of the Committee must not have any relationship with the Company that may interfere with the exercise of the member's independence;

          2. Each member of the Committee must be financially literate(1) or become financially literate within a reasonable period of time after appointment to the Committee; and

          3. At least one member of the Committee shall have expertise in accounting or financial reporting.(2)

     (b) TERM; REMOVAL. The members of the Committee shall be appointed for a one year term by the Board at its annual meeting. Unless a chairman of the Committee is designated by the Board, the members of the Committee will elect a chairman by formal vote of the Committee's full membership. A member of the Committee may be removed from the Committee at any time at the discretion of the Board.

-----------------------------

(1)The term "financial literacy" means that a member of the audit committee must have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows or will become able to do so within a reasonable period of time after being appointed to an audit committee. The term "financial literacy" does not mean that a member must have a chief financial officer's or accounting practitioner's understanding of generally accepted accounting principles, consistently applied, as adopted in the United States of America by the Financial Accounting Standards Board ("GAAP").

(2)The term "expertise in accounting or financial reporting" means that at least one member of the audit committee must have had some past employment experience in finance or accounting, a professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

                                   ARTICLE III
                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Company's independent public accountants shall be accountable to the Board and the Committee, and the Board and Committee shall have ultimate authority to select, evaluate and replace the Company's independent public accountants.


                                   ARTICLE IV
                                    MEETINGS

     The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than four times a year. The Committee shall report to the Board at the first board meeting following each such Committee meeting. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.


                                    ARTICLE V
                                RESPONSIBILITIES

     The following functions are the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this function as appropriate given the circumstances.

          1. Review and reassess (using assessment tools available through third parties or developed internally) the adequacy of this Committee and its Charter not less than annually and recommend any proposed changes to the Board for approval.

          2. In accordance with Article III, hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent public accountants or management.

          3. Review with management and the independent public accountants the audited financial statement to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including major issues regarding accounting and auditing principles and practices and any related party transactions as well as the adequacy of internal controls that could significantly affect the Company's financial statements, and review and consider with the independent public accountants the matters required to be discussed by Statement on Auditing Standards ("SAS") 61.

          4. Review of significant financial reporting issues and judgments made by management and independent public accountants in connection with the preparation of the Company's financial statements.

          5. Review with the independent public accountants the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS 61 prior to such filing.

          6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          7. Review major changes to the Company's auditing and accounting principles and practices as proposed by management and reviewed by the independent public accountants.

          8. Obtain from the independent public accountants their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient. After the completion of the audit, the Committee shall review with the independent public accountants any problems or difficulties the auditors may have encountered.

          9. Receive periodic reports from the independent public accountants regarding the independent public accountants' relationships between the independent public accountants and the Company consistent with Independence Standards Board Standard Number 1. The Committee shall also discuss with the independent public accountants any such disclosed relationships and their impact on the auditor's independence. The Committee shall recommend that the Board take appropriate action to ensure the continuing objectivity and independence of the independent public accountants.

          10. Review the performance of the independent public accountants and recommend to the Board the appointment or termination of the independent public accountants and the selection of new independent public accountants. The Committee shall also review the fees to be paid to the independent public accountants.

          11. Recommend to the Board the proposed scope of services for the independent public accountants for each fiscal year, including a review of the independent public accountant's risk assessment process in establishing the scope of the examination, proposed fees, and the reports to be rendered.

          12. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          13. Review the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions.

          14. Prepare the report required by the rules of the Securities and Exchange Commission, regarding the Committee, to be included in the Company's annual proxy statement.

          15. Report through its Chairman to the Board following the meetings of the Committee.

          16. Maintain minutes or other records of meetings and activities of the Committee.

          17. Conduct or authorize investigation into any matters within the Committee's scope of responsibilities.

          18. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the audit of the Company as the Committee may, in its discretion, determine to be advisable.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with the generally accepted accounting principles. This is the responsibility of management and the independent public accountants.

     The Committee recognizes that the Company's management is responsible for preparing the Company's financial statements, and the independent public accountants are responsible for auditing or reviewing those financial statements in compliance with applicable law. The Committee also recognizes that management of the Company and the independent public accountants have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibility, the Committee will not provide any special assurances as to the Company's financial statements or any professional certification as to the independent public accountants' work. In addition, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent public accountants, or to assure compliance with laws and regulations.

                                                                      APPENDIX 1


                                AMENDMENT 2001-1
                                     TO THE
                               MOTHERS WORK, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN

         The Board of Directors of Mothers Work, Inc. (the "Company") has caused the Mothers Work, Inc. Amended and Restated Stock Option Plan (the "Plan") to be amended as follows, subject to the following condition, effective as of the 1st day of January, 2001:

         1. AMENDMENT. Section 5 of the Plan is deleted in its entirety and replaced with the following:

         "Section 5. STOCK SUBJECT TO THE PLAN.

         Subject to this Section 5 and to the provisions of Section 8 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is One Million Four Hundred Seventy Five Thousand (1,475,000), which amount consists of the 725,000 Shares available for grant under the Plan prior to its 1997 amendment and restatement, an additional 500,000 Shares authorized for grant under the amended and restated Plan effective December 9, 1997, and an additional 250,000 Shares authorized for grant under the amendment effective as of January 1, 2001. Options may be either incentive stock options or non-qualified stock options, as determined by the Board. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares subject to such Option shall, unless the Plan shall have been terminated, return to the Plan and become available for future grant under the Plan. Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, Options for more than an aggregate of Six Hundred Thousand (600,000) Shares."

         2. CONDITION. The amendment to the Plan set forth in paragraph 1 above will only be effective upon the requisite approval of the Company's stockholders at the Company's Annual Meeting of Stockholders on January 18, 2001.

         The Plan, as amended by the foregoing change in paragraph 1 above, and subject to the stockholder approval described in paragraph 2 above, is hereby ratified and confirmed in all respects.

                                                                      APPENDIX 2


                               MOTHERS WORK, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned, revoking all previous proxies, hereby appoints Dan W. Matthias and Rebecca C. Matthias, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on January 18, 2001, and at any adjournment or postponement thereof.

1.    Election of Directors:

      [  ]  F0R the nominees below    [  ]  WITHOLD AUTHORITY to vote for
                                            the nominees listed below

Nominees:   For a three-year term expiring at the 2004 Annual Meeting:
            Dan W. Matthias and Elam M. Hitchner, III.

           (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE THE NAME(S) OF SUCH NOMINEE(S) ON THE LINE BELOW.)

--------------------------------------------------------------------------------

2. Ratification of appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending September 30, 2001:

      [  ]  For              [  ]  Against           [  ]  Abstain

3.    Approval of amendment to the Company's Amended and Restated Stock
      Option Plan:

      [  ]  For              [  ]  Against           [  ]  Abstain


   PLEASE DATE AND SIGN YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY.

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, "FOR" RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001 AND "FOR" APPROVAL OF THE AMENDMENT TO THE RESTATED STOCK OPTION PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.





                                            ------------------------------------
                                            Signature of Stockholder



                                            ------------------------------------
                                            Signature of Stockholder



                                            Date:
                                                  ------------------------------

                                            NOTE: PLEASE SIGN THIS PROXY EXACTLY
                                            AS NAME(S) APPEAR ON YOUR STOCK
                                            CERTIFICATE. WHEN SIGNING AS
                                            ATTORNEY-IN-FACT, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE ADD YOUR TITLE AS SUCH, AND
                                            IF SIGNER IS A CORPORATION, PLEASE
                                            SIGN WITH FULL CORPORATE NAME BY A
                                            DULY AUTHORIZED OFFICER OR OFFICERS
                                            AND AFFIX THE CORPORATE SEAL. WHERE
                                            STOCK IS ISSUED IN THE NAME OF TWO
                                            (2) OR MORE PERSONS, ALL SUCH
                                            PERSONS SHOULD SIGN.